UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 16, 2023

Date of Report (Date of Earliest Event Reported)

FIESTA RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas, 75254
(Address of principal executive offices, including zip code)

(972) 702-9300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	FRGI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 6, 2023, by and among the Company, Fiesta Holdings, LLC, a Delaware limited liability company (“Parent”), and Fiesta Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”).  Pursuant to the Merger Agreement, on and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent.  In connection with the Merger Agreement and the transactions contemplated thereby, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on September 22, 2023 (the “Proxy Statement”).

Regulatory Approvals

In connection with the Merger, on August 16, 2023, the Company filed required notifications with the Department of Justice’s Antitrust Division and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).  The waiting period under the HSR Act expired on September 15, 2023.  The closing of the transaction remains subject to the receipt of the Company stockholder approval of the Merger Agreement at the Special Meeting of Stockholders to be held on October 24, 2023, and the satisfaction or waiver of the other remaining closing conditions set forth in the Merger Agreement.

Shareholder Litigation and Supplemental Proxy Statement Disclosure

In connection with the proposed Merger, five purported Company shareholders have filed lawsuits in federal court alleging that the disclosures made in the Proxy Statement were materially false and misleading. The first lawsuit is captioned O’Dell v. Fiesta Restaurant Group, Inc., et al., Case No. 23-cv-8316, and was filed on September 20, 2023 in the United States District Court for the Southern District of New York.  The second lawsuit is captioned Wang v. Fiesta Restaurant Group, Inc., et al., Case No. 23-cv-08435, and was filed on September 25, 2023 in the United States District Court for the Southern District of New York.  The third lawsuit is captioned Zappia v. Fiesta Restaurant Group, Inc., et al., Case No. 23-cv-08524, and was filed on September 27, 2023 in the United States District Court for the Southern District of New York.  The fourth lawsuit is captioned Dixon v. Fiesta Restaurant Group, Inc., et al., Case No. 1:23-cv-1096-UNA, and was filed on October 4, 2023 in the United States District Court for the District of Delaware.  The fifth lawsuit is captioned McDaniel v. Fiesta Restaurant Group, Inc., et al., Case No. 1:23-cv-8708, and was filed on October 4, 2023 in the United States District Court for the Southern District of New York.  The aforementioned lawsuits are collectively referred to as the “Actions.”  In addition, eleven demand letters have been served on the Company by purported Company shareholders challenging the adequacy of the disclosures made in the Proxy Statement (collectively, the “Demand Letters”), including two that attach a draft complaint, asserting similar disclosure claims and demanding certain additional disclosures.  The Company believes that the allegations in the Actions and Demand Letters are without merit.

The Company has also received two demands from purported stockholders under Section 220 of the Delaware General Corporation Law seeking the inspection of the Company’s books and records related to the Merger.

The Company and other named defendants in the Actions deny that they have violated any laws or breached any duties to the Company’s stockholders, deny all allegations in the Actions and Demand Letters, and believe that no supplemental disclosure to the Proxy Statement was or is required under any applicable law, rule or regulation.  However, solely to eliminate the burden and expense of litigation, to moot plaintiffs’ disclosure claims, and to avoid potential delay or disruption to the Merger, the Company has determined to voluntarily supplement the Proxy Statement with the below disclosure.  The Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law and nothing in the below supplemental disclosure or otherwise shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein.

To the extent that information in the below supplemental disclosure differs from, or updates information contained in, the Proxy Statement, the information in the below supplemental disclosure shall supersede or supplement the information in the Proxy Statement.  Except as otherwise described in the below supplemental disclosure or the documents referred to, contained in or incorporated by reference in herein, the Proxy Statement, the annexes to the Proxy Statement and the documents referred to, contained in or incorporated by reference in the Proxy Statement are not otherwise modified, supplemented or amended.

Supplemental Disclosure

The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety, including the annexes thereto.  All page references in the information below are references to pages in the Proxy Statement, and the terms used below have the meanings set forth in the Proxy Statement.

1.
The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by adding the text below in boldface to the last paragraph that begins on page 29 of the Proxy Statement:

During October 2021, the Special Committee considered several financial advisor candidates, and, following its consideration, the Special Committee recommended to Fiesta that it engage, and Fiesta did engage, Jefferies as Fiesta’s financial advisor because of Jefferies’ industry specific knowledge, overall reputation, deep experience of individual team members, and Fiesta’s recent positive experience with Jefferies, including Jefferies’ work in assisting Fiesta in refinancing its bank debt and entering into a new senior credit facility with Fortress Credit Corp., and Jefferies’ role as financial advisor to Fiesta in connection with the consummation of the recently closed Taco Cabana transaction at a price and in a manner the Special Committee believed was beneficial to Fiesta and its stockholders. Additionally, the Special Committee noted that given that Jefferies was familiar with Fiesta as a result of its recent work, the time to market for any potential transaction may be accelerated. Following the selection of Jefferies as Fiesta’s financial advisor, Fiesta entered into an engagement letter with Jefferies on October 21, 2021. In its engagement letter with Jefferies, Fiesta acknowledged Mr. Daraviras’ employment with Jefferies and his position as a member of the Board, and acknowledged that as of such date an affiliate of Jefferies held approximately 5.26 million shares, or approximately 19.89%, of the common equity outstanding in Fiesta, and Fiesta waived any conflict of interest that Jefferies may have as a result. Pursuant to the engagement letter, Fiesta has agreed to pay Jefferies an aggregate fee of $5.0 million for its services upon the closing of the Merger, and to reimburse Jefferies for certain expenses incurred by Jefferies in connection with its engagement. Given its experience as counsel to Fiesta, the Special Committee also determined to engage Akerman LLP (“Akerman”) as its counsel at such time. In November and December 2021, the Special Committee met on multiple occasions regarding process, timing and preparation of information to potential counterparties.

2.
The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by adding the text below in boldface to the first paragraph that begins on page 30 of the Proxy Statement:

Beginning in January 2022, following discussions with the Special Committee regarding potential counterparties to a strategic transaction, representatives of Jefferies, as authorized by the Special Committee, reached out to 11 potential strategic counterparties and 32 potential financial sponsor counterparties, including GSP. Representatives of Jefferies additionally received one in-bound inquiry from potential strategic counterparty during the first quarter of 2022. Subsequently, during the course of 2022, representatives of Jefferies reached out to certain additional potential financial sponsor counterparties. In total, representatives of Jefferies engaged with 13 potential strategic counterparties and 38 potential financial sponsor counterparties in the course of the strategic review process during 2022, each of whom entered into non-disclosure agreements with Fiesta that contained standstill provisions without fall-away provisions and with “don’t ask, don’t waive” provisions, with expiration periods on the standstill and “don’t ask, don’t waive” provisions of either 12 or 18 months from the date of execution of the applicable non-disclosure agreement. From January 2022 to March 2022, the Special Committee met on multiple occasions to discuss the engagement of these potential counterparties.

3.
The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by adding the text below in boldface to the third paragraph that begins on page 36 of the Proxy Statement:

On August 10, 2023, in accordance with the go-shop provisions in the merger agreement, at the direction of the Special Committee, representatives of Jefferies began contacting parties about their interest in participating in the go-shop process. During the go-shop period, representatives of Jefferies contacted 39 potential strategic acquirors (including Party A, Party B, Party C, Party D, Party E, Party F, Party G, and Party H). Of such contacted parties, two potential strategic acquirors executed acceptable confidentiality agreements that did not contain standstill provisions. During the go-shop period, Fiesta provided confidential information in response to due diligence inquiries made by these two potential strategic acquirors. On August 23, 2023, the Special Committee held a meeting, at which certain representatives of Fiesta management, Jefferies, and Gibson Dunn were present, at which representatives of Jefferies provided an update to the Special Committee on the outreach conducted during the go-shop period, and the status of the two potential counterparties’ diligence processes. At 12:01 a.m. (New York City time) on September 5, 2023, the go-shop period expired without any party submitting a proposal to acquire Fiesta.

4.
The disclosure under the heading “The Merger—Opinion of Financial Advisor to the Special Committee—Financial Analyses” is hereby amended and supplemented by replacing the first paragraph beginning on page 46, and the first chart beginning on page 46, of the Proxy Statement in their entirety with the following:

Selected Companies Analysis. Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant.

The financial data reviewed included:

•	Enterprise value as a multiple of Adjusted EBITDA for the last twelve months, or “LTM Adjusted EBITDA”;
•	Enterprise value as a multiple of estimated Adjusted EBITDA for calendar year 2023, or “CY 2023E Adjusted EBITDA”; and
•	Enterprise value as a multiple of estimated Adjusted EBITDA for calendar year 2024, or “CY 2024E Adjusted EBITDA.”

The selected companies and corresponding financial data included the following:

	Enterprise Value /
	LTM Adj. EBITDA		CY 2023E Adj. EBITDA		CY 2024E Adj. EBITDA
Chuy’s Holdings, Inc.	11.9	x	11.4	x	10.4	x
El Pollo Loco Holdings, Inc.	8.8	x	7.8	x	6.9	x
Noodles & Company	6.2	x	4.5	x	3.4	x
Potbelly Corporation	11.5	x	10.2	x	8.6	x
Red Robin Gourmet Burgers, Inc.	6.7	x	5.1	x	4.1	x

Low	6.2	x	4.5	x	3.4	x
High	11.9	x	11.4	x	10.4	x
Median	8.8	x	7.8	x	6.9	x
Mean	9.0	x	7.8	x	6.7	x

5.
The disclosure under the heading “The Merger—Opinion of Financial Advisor to the Special Committee—Financial Analyses” is hereby amended and supplemented by replacing the last paragraph beginning on page 46, and the second chart beginning on page 46, of the Proxy Statement in their entirety with the following:

Selected Transactions Analysis. Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant. The financial data reviewed included transaction value as a multiple of LTM Adjusted EBITDA.

The selected transactions and corresponding financial data were:

Date Announced	Target	Acquiror	Transaction Value / LTM Adjusted EBITDA
5/3/2023	Ruth’s Hospitality Group, Inc.	Darden Restaurants, Inc.	8.9	x
8/9/2022	BBQ Holdings, Inc.	MTY Franchising USA, Inc.	10.7	x
12/6/2021	Del Taco Restaurants, Inc.	Jack in the Box Inc.	10.1	x
7/1/2021	Taco Cabana, Inc.	Yadav Enterprises, Inc.	10.0	x
1/6/2020	The Habit Restaurants, Inc.	Yum! Brands, Inc.	10.1	x
11/6/2019	Diversified Restaurant Holdings, Inc.	ICV Partners IV, L.P.; ICV Partners, LLC	9.5	x
11/6/2018	Bojangles’, Inc.	The Jordan Company, L.P.; Durational Capital Management LP	10.9	x
3/8/2018	Bravo Brio Restaurant Group, Inc. (nka: FoodFirst Global Restaurants, Inc.)	Spice Private Equity AG	5.6	x
12/19/2017	Qdoba Restaurant Corporation	Apollo Global Management, LLC	5.3	x
11/28/2017	Buffalo Wild Wings, Inc.	Arby’s Restaurant Group, Inc.	11.1	x
11/20/2017	Bento Inc.	YO! Sushi Group Ltd.	9.9	x
10/16/2017	Ruby Tuesday, Inc.	NRD Capital Management, LLC; NRD Partners II, L.P.	7.4	x
3/27/2017	Cheddar’s, Inc	Darden Restaurants, Inc.	10.4	x
3/23/2017	Checkers Drive-In Restaurants, Inc.	Oak Hill Capital Management, LLC	11.0	x

	Transaction Value / LTM Adjusted EBITDA
Low	5.3	x
High	11.1	x
Median	10.1	x
Mean	9.3	x

6.
The disclosure under the heading “The Merger—Opinion of Financial Advisor to the Special Committee—Financial Analyses” is hereby amended and supplemented by adding the text below in boldface to the second paragraph that begins on page 47 of the Proxy Statement:

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of Fiesta based on the Forecasted Financial Information that Houlihan Lokey was directed to utilize and rely upon for purposes of its analyses and opinion. Houlihan Lokey applied discount rates ranging from 16.0% to 18.0%, taking into account its experience and professional judgment and an estimate of Fiesta’s weighted average cost of capital, and perpetuity growth rates ranging from 0.0% to 2.0%, taking into account its experience and professional judgment. The discounted cash flow analysis indicated an implied value reference range per share of Common Stock of $8.17 to $9.84, as compared to the Merger Consideration of $8.50 per share of Common Stock.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events or the Company’s future performance, including any discussion, express or implied, regarding the proposed acquisition of the Company, stockholder and regulatory approvals, the outcome and merits of the Actions, Demand Letters and other shareholder demands received by the Company and the ability of the Company to eliminate the burden and expense of litigation, to moot plaintiffs’ disclosure claims, to avoid potential delays or disruptions to the Merger and the expected timetable for completing the proposed transaction. These statements are often identified by the words “may,” “might,” “believe,” “think,” “positioned,” “estimate,” “project,” “plan,” “goal,” “target,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on the Company’s forward-looking statements. The Company’s actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q.  Additional factors that may cause actual results to differ materially from any forward-looking statements regarding the pending acquisition of the Company (“proposed transaction”) include, but are not limited to: occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy the closing conditions, the possibility that the consummation of the proposed transaction is delayed or does not occur, including the failure of the Company’s stockholders to approve the proposed transaction, uncertainty as to whether the parties will be able to complete the proposed transaction on the terms set forth in the merger agreement, uncertainty regarding the timing of the receipt of required regulatory approvals for the proposed transaction and the possibility that the parties may be required to accept conditions that could reduce or eliminate the anticipated benefits of the proposed transaction as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all, the outcome and costs of any legal proceedings that have been or may be instituted against the parties or others following announcement of the transactions contemplated by the merger agreement, challenges, disruptions and costs of integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected, risks that the proposed transaction and other transactions contemplated by the merger agreement disrupt current plans and operations that may harm the Company’s businesses, the amount of any costs, fees, expenses, impairments and charges related to the proposed transaction, and uncertainty as to the effects of the announcement or pendency of the proposed transaction on the market price of the Company’s common stock and/or on its financial performance. All forward-looking statements and the internal projections and beliefs upon which the Company bases its expectations included in this Current Report on Form 8-K or other periodic reports represent its estimates as of the date made and should not be relied upon as representing its estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information about the Merger and Where to Find It

The Company has filed with the SEC and mailed to its stockholders a definitive proxy statement and accompanying white proxy card in connection with the proposed transaction. The Company has and may in the future furnish or file other materials with the SEC regarding the proposed transaction. This Current Report on Form 8-K is not intended to be, and is not, a substitute for the definitive proxy statement (together with any amendments or supplements thereto) or any other document that the Company may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (TOGETHER WITH ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

The definitive proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from the Company by going to the Company's Investor Relations page on its corporate website at https://www.frgi.com/investor-relations/default.aspx.

Participants in the Solicitation

This Current Report on Form 8-K does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction has been included in the definitive proxy statement described above. Additional information regarding the directors and executive officers of the Company is included in the Company’s proxy statement for its 2023 Annual Meeting, which was filed with the SEC on March 30, 2023, and is supplemented by other public filings made, and to be made, with the SEC by the Company. To the extent the holdings of Company securities by the Company’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2023 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov and at the Investor Relations page on the Company's corporate website at https://www.frgi.com/investor-relations/default.aspx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.
(REGISTRANT)

	By:	/s/ Louis DiPietro
Louis DiPietro
Senior Vice President, Chief Legal and People Officer, General Counsel & Secretary
Dated: October 16, 2023